Exhibit 5
                          MASLON EDELMAN BORMAN & BRAND
                              3300 NORWEST CENTER
                            90 SOUTH SEVENTH STREET
                       MINNEAPOLIS, MINNESOTA 55402-4140
                                 (612) 672-8200
                               FAX (612) 672-8397

                                                                January 21, 1997

Mercury Waste Solutions, Inc.
302 North Riverfront Drive, Suite 100A
Mankato, Minnesota 56001

Ladies and Gentlemen:

        We have acted on behalf of Mercury Waste Solutions, Inc., a Minnesota corporation (the "Company"), in connection with the preparation of a Registration Statement on Form SB-2 (the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended, of (i) up to 1,150,000 shares of the Company's common stock, $0.01 par value (the "Shares"),
(ii) a warrant to purchase 100,000 shares of the Company's common stock, $0.01 par value (the "Warrant"), and (iii) 100,000 shares of Company's common stock, $0.01 par value, issuable upon exercise of the Warrant (the "Warrant Shares").

        Upon examination of such corporate documents and records as we have deemed necessary or advisable for the purposes hereof and including and in reliance upon certain certificates by the Company, it is our opinion that:

         1. The Company is a validly existing corporation in good standing under the laws of the State of Minnesota.

         2. The Shares and the Warrant have been duly authorized and, when issued as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

         3. The Warrant Shares, when issued and paid for as described in the Warrant, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the references to our firm under the heading "Legal Matters" in the Registration Statement.

                              Very truly yours,

                              /s/ MASLON EDELMAN BORMAN & BRAND,
                                   A PROFESSIONAL LIMITED LIABILITY PARTNERSHIP